EXHIBIT 99.1

NORTHROP CORPORATION

1993 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED

1.	Purpose

The purpose of the Northrop Corporation 1993 Stock Plan for Non-Employee Directors (the “Plan”) is to promote the long-term growth and financial success of Northrop Corporation (the “Company”) by attracting and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.

2.	Term

The Plan shall become effective upon the approval by the stockholders of the Company. The Plan shall operate and shall remain in effect until terminated by action of the Company’s Board of Directors (the “Board”).

3.	Plan Operation

The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934 (the “1934 Act”) and accordingly is intended to be self-governing. To this end the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by this Nominating Committee (or any successor committee) of the Board.

4.	Eligibility

Only directors of the Company who are not employees of the Company or any subsidiary of the Company (“Eligible Directors”) shall participate in the Plan.

5.	Shares of Common Stock Subject to the Plan

The maximum number of shares of common stock of the Company (“Common Stock”) that shall be reserved for issuance under the Plan shall be 175,000 shares, subject to adjustment upon changes in the capitalization of the Company as provided in Section 6 of the Plan. The shares of Common Stock to be issued pursuant to the Plan may be, at the election of the Company, either authorized and unissued shares or treasury shares, and no fractional shares shall be issued under the Plan. Shares of Common Stock that are covered (i) pursuant to elections permitted under Section 9 of the Plan or (ii) as reinvested dividends under Section 10 of the Plan shall be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

6.	Adjustments and Reorganizations

The Board, as it deems appropriate to meet the intent of the Plan, may make such adjustments to the number of shares available under the Plan pursuant to Section 5 and to any outstanding Stock Units established under Section 9 of the Plan, provided such adjustments are consistent with the effect on other stockholders arising from any corporate restructuring action. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares. The Board may also make such similar appropriate adjustment in the calculation of Fair Market Value as it deems necessary to preserve Eligible Directors’ rights under the Plan.

7.	Fair Market Value

Fair Market Value for all purposes under the Plan shall mean the average (rounded up to the nearest cent) of the closing price on the last day of the month of a share of Common Stock for each of the preceding twelve calendar months, or shorter period as may be applicable, as reported on the composite tape for securities listed on the New York Stock Exchange.

8.	Grants

The annual cash retainer payable to each Eligible Director for services as a director, excluding any fees payable for meetings of the Board or Board Committees or for extraordinary services, shall be payable partly in shares of Common Stock as provided under the Plan. Accordingly, for Plan purposes only, the amount of the annual retainer payable to each Eligible Director in cash shall be reduced by 30%. As soon as practicable, but no later than 30 days following the end of each calendar year of the Plan, each Eligible Director shall automatically be granted a number of shares of Common Stock having a Fair Market Value equal to 30% of the Retainer earned for the prior year (“Stock Retainer Portion”). Notwithstanding the foregoing, for the first calendar year of the Plan in which the amount of the annual retainer payable in cash or stock is adjusted, each Eligible Director shall receive an adjusted payment in shares under this Section 8 as is appropriate.

9.	Elections

(a) Commencing on the effective date of the Plan, and each year thereafter, all or part of the Retainer and/or fees payable for meetings of the Board or Board Committees and for extraordinary services may be (i) paid in shares of Common Stock (“Elected Common Stock”) or (ii) deferred in share equivalents under Section 9(c), as elected by each Eligible Director. All elections must be made prior to the start of the calendar year for which the Retainer and fees will be paid. Each such election must be irrevocable for the affected calendar year. Notwithstanding the foregoing, for the first calendar year of the Plan, each Eligible Director shall be permitted to elect payment in Common Stock or deferred payment of all or some of the Retainer and/or the fees earned for the period beginning on the first month following the effective date of the Plan and ending on December 31, 1993, providing the Eligible Director has made an irrevocable election to this effect prior to stockholder approval of the Plan.

(b) Elected Common Stock payments shall be made as soon as practicable, but no later than 30 days, following the end of the calendar year for which the election was made. The number of shares of Common Stock payable shall equal the elected cash amount divided by the Fair Market Value.

(c) Deferred amounts shall be credited to an account in units which are equivalent in value to shares of Common Stock (“Stock Units”). The number of Stock Units credited to an account shall equal the deferred cash amount divided by the Fair Market Value determined no later than 30 days following the end of the calendar year for which the deferral was elected. The period of deferral may be any period specified by an Eligible Director, provided that the designated payment date must be the first day of a subsequent calendar year and is no earlier than twelve months following the establishment of the affected Stock Unit amount. All Stock Units shall be paid in shares of Common Stock in a single distribution. Stock Units shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. A participant may designate a beneficiary or beneficiaries to receive any distributions under the Plan upon the death of the participant.

10.	Dividends/Dividend Equivalents

(a) As soon as practicable, but no later than 30 days, following the end of each calendar year of the Plan, each Eligible Director shall receive additional shares of Common Stock equal to (i) the number of shares of Common Stock issued to such Eligible Director for such prior year under Sections 8 and 9, if applicable, times

(ii) the aggregate cash dividends paid by the Company on a share of Common Stock during such prior year, times (iii) a fraction, the numerator of which is the number of calendar months during such year which the Eligible Director served on the Board, and the denominator of which is twelve, (iv) divided by the Fair Market Value. Notwithstanding the foregoing, for the first calendar year of the Plan the numerator for this calculation shall be the number of months included in the period beginning with the first month following the effective date of the Plan and ending on December 31, 1993.

(b) As soon as practicable, but no later than 30 days, following the end of each calendar year of the Plan, each deferred Stock Unit account shall be credited with additional Stock Units equal to (i) the number of Stock Units credited to such account (including any Stock Units credited for the prior year), (ii) the aggregate cash dividends paid by the Company on a share of Common Stock during such prior year, (iii) divided by the Fair Market Value. Notwithstanding the foregoing, for the first calendar year of the Plan, the number of additional Stock Units shall be pro-rated, based on the number of months included in the period (beginning with the first month following the effective date of the Plan and ending on December 31, 1993) as a ratio of twelve.

(c) Any portion of a calendar month during which an Eligible Director served on the Board shall be deemed a full month of service.

11.	Termination of Board Service

An Eligible Director who leaves the Board prior to the end of any calendar year shall not receive any Common Stock payments nor be credited with additional Stock Units representing the Stock Retainer Portion, Elected Common Stock, or elected deferral, as applicable, for such calendar year. In lieu thereof, such Eligible Director or his or her estate shall receive a cash payment equal to what would have been received in shares of Common Stock or Stock Units for the period of the calendar year for which such Eligible Director served as a director of the Company.

12.	Issuance of Certificates

(a) As promptly as practicable following the end of each calendar year, but no later than 30 days subsequent to such date, the Company shall issue stock certificates registered in the name of each Eligible Director receiving a Stock Retainer Portion grant, an elected Common Stock payment, or a deferred stock payment representing the number of shares of Common Stock (i) granted to such Eligible Director, (ii) payable under a Common Stock payment election, or (iii) equivalent to Stock Units which are payable under the applicable deferral election.

(b) Whenever under the terms of the Plan a fractional share would be required to be issued, the fractional share shall be rounded up to the next full share.

(c) All shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any laws, statutes, rules, regulations and other legal requirements, including those of any stock exchange upon which the Common Stock is then listed and any applicable Federal, state or foreign securities law.

(d) Anything to the contrary herein notwithstanding, the Company shall not be required to issue any shares of Common Stock under the Plan if, in the opinion of legal counsel, the issuance and delivery of such shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, Federal and state securities laws, or the regulations of any stock exchange on which the Company’s securities may then be listed.

13.	Plan Amendment

The Board may suspend or terminate the Plan or any portion of the Plan. The Board may also amend the Plan if deemed to be in the best interests of the Company and its stockholders; provided, however, that (a) no such amendment may impair any participant’s right regarding any outstanding grants, elections or Stock Units or other right to receive shares or cash payments under the Plan without his or her consent, (b) the Plan may not be amended more than once every six months, unless such amendment is permitted by Rule 16b-3(c)(2)(ii)(B) under the 1934 Act, and (c) no such amendment may cause the Plan not to comply with Rule 16b-3, or any successor rule, under the 1934 Act.

14.	Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a pending grant or election under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

15.	Future Rights

Neither the Plan, nor the granting of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Eligible Director for any period of time, or at any particular rate of compensation. Nothing in this Plan shall in any way limit or affect the right of the Board or the stockholders of the Company to remove any Eligible Director or otherwise terminate his or her service as a director of the Company.

16.	Governing Law

The Plan and all rights and obligations under the Plan shall be governed by, and construed in accordance with, the laws of the State of California and applicable Federal law.

17.	Successors and Assigns

The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant’s creditor.

18.	Rights as a Stockholder

The Eligible Director in whose name the certificates are registered shall have all of the rights of a stockholder with respect to such shares, including the right to vote the Common Stock and receive dividends and other distributions made on the Common Stock. Shares of Common Stock issued under the Plan shall be fully paid and non-assessable.

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